UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2018

TechTarget, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-33472	04-3483216
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Grove Street, Newton, MA		02466
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 431-9200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of TechTarget, Inc. (the “Company”) was held on June 15, 2018 (the “Annual Meeting”) at our corporate headquarters located at 275 Grove Street, Newton, Massachusetts 02466. Of the 27,497,254 shares of the Company’s Common Stock issued and outstanding as of the close of business on April 20, 2018 (the “Record Date”), 26,456,029 shares (or approximately 96.21%) of Common Stock were present or represented by proxy. At the Annual Meeting, the Company’s stockholders voted to elect two Class II Directors, each to serve for a three-year term from the date of his or her election and until such Director’s successor is elected or until such Director’s earlier resignation or removal. Robert D. Burke and Bruce Levenson were each elected as Class II Directors with the following vote:

	For	Withheld	Broker Non-Votes

Robert D. Burke	19,650,466	206,913	6,598,650

Bruce Levenson	18,913,957	943,422	6,598,650

Additionally, at the Annual Meeting, the Company’s stockholders also voted to ratify the appointment of BDO USA, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2018. The results of the vote were:

For	Against	Abstain	Broker Non-Votes

26,439,132	14,992	1,905	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechTarget, Inc.

Date: June 19, 2018	By:	/s/ Charles D. Rennick
Charles D. Rennick
Vice President & General Counsel